Exhibit 99

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS 2012 EARNINGS OF $17.1 MILLION, A 13% INCREASE OVER 2011

Clearfield, Pennsylvania – January 31, 2013

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the year ended December 31, 2012. Highlights include the following:

•

Net income of $17.1 million for the year ended December 31, 2012, or $1.38 per share, a 13% increase in net income and a 12% increase in diluted earnings per share over the year ended December 31, 2011.

•	Loans of $927.8 million at December 31, 2012, an increase of $77.9 million, or 9.2%, compared to December 31, 2011.

•	Deposits of $1.49 billion at December 31, 2012, an increase of $131.2 million, or 9.7%, compared to December 31, 2011.

•	Returns on average assets and equity of 1.00% and 12.17%, respectively, for the year ended December 31, 2012.

•	Tangible book value per share of $10.77 per share as of December 31, 2012, an increase of 10.1% over tangible book value per share of $9.78 at December 31, 2011.

•	Cost of funds of 1.08% for the year ended December 31, 2012, compared to 1.44% for the year ended December 31, 2011.

•	Non-performing assets of $15.1 million, or 0.85% of total assets as of December 31, 2012, compared to $17.5 million, or 1.09% of total assets, at December 31, 2011.

Joseph B. Bower, Jr., President and CEO, commented, “We continue to be pleased with the overall asset growth of the Corporation of 11%, which has resulted in the 2012 net income growth of 13%. The Corporation’s enhanced credit quality in 2012 should also provide for continued earnings improvement in 2013.”

Net Interest Income and Margin

During the year ended December 31, 2012, net interest income increased $5.1 million, or 10.5%, compared to the year ended December 31, 2011. Net interest margin on a fully tax equivalent basis was 3.49% for the year ended December 31, 2012, compared to 3.59% for the year ended December 31, 2011. Net interest margin was 3.47% in the first and second quarters of 2012, 3.53% in the third quarter of 2012, and 3.49% in the fourth quarter of 2012 as CNB was able to attract and deploy low cost core deposits into loans within our markets.

Although the yield on earnings assets decreased from 4.84% during the year ended December 31, 2011 to 4.42% during the year ended December 31, 2012, CNB’s average earning assets increased from $1.41 billion to $1.62 billion, or 14.9%, resulting in an increase in interest income of $2.4 million, or 3.7%.

Due to growth in core deposits, interest-bearing liabilities have increased significantly during the last twelve months. Interest-bearing deposits as of December 31, 2012 grew $108.6 million, or 9.0%, as compared to December 31, 2011. However, CNB’s total interest expense for the year ended December 31, 2012 decreased by $2.7 million, or 15.1%, compared to the year ended December 31, 2011, primarily as a result of decreases in the cost of core deposits. CNB’s strong and growing deposit base and low cost of funds have, along with the increase in average earnings assets described above, offset the decline in yield on earning assets, resulting in the increase in net interest income.

Asset Quality

During the year ended December 31, 2012, CNB recorded a provision for loan losses of $6.4 million, as compared to a provision for loan losses of $4.9 million for the year ended December 31, 2011. The provision for loan losses was $2.3 million in both the three month periods ended December 31, 2012 and 2011.

During the fourth quarter of 2012, an impaired commercial loan was partially repaid in October, resulting in an additional chargeoff of $109 thousand and a reduction in nonperforming assets of $1.8 million. In December 2012, one impaired commercial and industrial loan with a balance of $1.4 million was charged off. As of September 30, 2012, a workout agreement with the borrower was probable, which would have resulted in no loss to CNB. As a result, no specific reserve was recorded as of the end of the third quarter of 2012. In December, CNB obtained new information from the borrower and determined that the likelihood of a workout agreement or any future payments from the borrower was remote. Therefore, the loan was charged off and the provision for loan losses was increased by $1.4 million during the fourth quarter of 2012. In addition, the effect of increases in net chargeoffs in 2012 and the increase in the loan portfolio in 2012 had a significant impact on the allowance and provision for loan losses required for homogeneous loan pools as of and for the year ended December 31, 2012. The allowance for loan loss balance attributable to loans collectively evaluated for impairment increased from $11.1 million at December 31, 2011 to $12.2 million at December 31, 2012.

Non-Interest Income

Excluding the effects of the securities transactions described below, non-interest income was $10.7 million for the year ended December 31, 2012, compared to $10.4 million for the year ended December 31, 2011. Net realized gains on available-for-sale securities were $1.4 million during the year ended December 31, 2012, compared to $614 thousand during the year ended December 31, 2011. Net realized and unrealized gains on securities for which fair value was elected were $461 thousand and $64 thousand during the years ended December 31, 2012 and 2011, respectively. An other-than-temporary impairment charge of $398 thousand was recorded in earnings on structured pooled trust preferred securities during the year ended December 31, 2011.

Non-Interest Expenses

Total non-interest expenses increased $2.7 million, or 8.0%, during the year ended December 31, 2012 compared to the year ended December 31, 2011. Salaries and benefits expenses increased $1.6 million, or 9.3%, during the year ended December 31, 2012 compared to the year ended December 31, 2011, in part due to routine merit increases, an increase in full-time equivalent employees from 300 at December 31, 2011 to 323 at December 31, 2012, and increases in certain employee benefit expenses, such as health insurance costs, which continue to increase in line with market conditions. In addition, other non-interest expenses increased from $10.3 million for year ended December 31, 2011 to $11.3 million for the year ended December 31, 2012 as a result of CNB’s continued growth.

Total non-interest expenses in relation to CNB’s average asset size declined from 2.20% for the year ended December 31, 2011 to 2.10% for the year ended December 31, 2012.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.8 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division and 28 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended December 31,			Twelve Months Ended December 31,
				(unaudited)
	2012	2011	% change	2012	2011	% change
	(Dollars in thousands, except share and per share data)
Income Statement
Interest income	$16,965	$16,808	0.9%	$68,129	$65,712	3.7%
Interest expense	3,377	4,264	-20.8%	14,920	17,579	-15.1%

Net interest income	13,588	12,544	8.3%	53,209	48,133	10.5%
Provision for loan losses	2,343	2,264	3.5%	6,381	4,937	29.2%

Net interest income after provision for loan losses	11,245	10,280	9.4%	46,828	43,196	8.4%

Non-interest income
Wealth and asset management fees	508	466	9.0%	1,819	1,691	7.6%
Service charges on deposit accounts	1,086	1,104	-1.6%	4,106	4,233	-3.0%
Other service charges and fees	501	425	17.9%	1,868	1,626	14.9%
Net realized and unrealized gains on securities for which fair value was elected	6	280	-97.9%	461	64	620.3%
Mortgage banking	304	229	32.8%	990	735	34.7%
Bank owned life insurance	221	256	-13.7%	973	930	4.6%
Other	198	238	-16.8%	965	1,224	-21.2%

Total other-than-temporary impairment losses on available for sale securities	—	—	NA	—	(398)	NA
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	—	NA	—	(398)	NA
Net realized gains (losses) on available-for-sale securities	(21)	456	NA	1,379	614	124.6%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	(21)	456	NA	1,379	216	538.4%

Total non-interest income	2,803	3,454	-18.8%	12,561	10,719	17.2%

Non-interest expenses
Salaries and benefits	4,718	4,443	6.2%	18,893	17,285	9.3%
Net occupancy expense of premises	1,257	1,038	21.1%	4,651	4,416	5.3%
FDIC insurance premiums	299	290	3.1%	1,115	1,259	-11.4%
Other	2,616	2,769	-5.5%	11,286	10,322	9.3%

Total non-interest expenses	8,890	8,540	4.1%	35,945	33,282	8.0%

Income before income taxes	5,158	5,194	-0.7%	23,444	20,633	13.6%
Income tax expense	1,268	1,325	-4.3%	6,308	5,529	14.1%

Net income	$3,890	$3,869	0.5%	$17,136	$15,104	13.5%

Average diluted shares outstanding	12,438,228	12,332,755		12,403,110	12,279,617

Diluted earnings per share	$0.31	$0.31	0.0%	$1.38	$1.23	12.2%
Cash dividends per share	$0.165	$0.165	0.0%	$0.66	$0.66	0.0%

Payout ratio	53%	53%		48%	54%

Average Balances
Loans, net of unearned income	$916,796	$843,884		$892,908	$819,766
Total earning assets	1,652,019	1,486,356		1,617,359	1,407,744
Total assets	1,754,164	1,587,946		1,714,175	1,510,779
Total deposits	1,480,775	1,341,131		1,445,758	1,266,906
Shareholders’ equity	146,297	130,480		140,851	122,211

Performance Ratios
Return on average assets	0.89%	0.97%		1.00%	1.00%
Return on average equity	10.64%	11.86%		12.17%	12.36%
Net interest margin (FTE)	3.49%	3.52%		3.49%	3.59%

Loan Charge-Offs
Net loan charge-offs	$1,932	$1,901		$4,936	$3,142
Net loan charge-offs / average loans	0.84%	0.90%		0.55%	0.38%

	(unaudited) December 31,	(unaudited) September 30,	December 31,	% change versus
	2012	2012	2011	9/30/12	12/31/11
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$927,824	$910,217	$849,883	1.9%	9.2%
Loans held for sale	2,398	3,847	1,442	-37.7%	66.3%
Investment securities	741,770	722,904	641,340	2.6%	15.7%
FHLB and other equity interests	6,684	6,755	6,537	-1.1%	2.2%
Other earning assets	3,536	4,050	3,895	-12.7%	-9.2%

Total earning assets	1,682,212	1,647,773	1,503,097	2.1%	11.9%

Allowance for loan losses	(14,060)	(13,649)	(12,615)	3.0%	11.5%
Goodwill	10,946	10,946	10,821	0.0%	1.2%
Other assets	93,981	96,127	100,904	-2.2%	-6.9%

Total assets	$1,773,079	$1,741,197	$1,602,207	1.8%	10.7%

Non interest-bearing deposits	$175,239	$168,888	$152,732	3.8%	14.7%
Interest-bearing deposits	1,309,764	1,311,382	1,201,119	-0.1%	9.0%

Total deposits	1,485,003	1,480,270	1,353,851	0.3%	9.7%

Borrowings	97,806	74,336	74,456	31.6%	31.4%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	24,286	22,280	21,391	9.0%	13.5%

Common stock	—	—	—	NA	NA
Additional paid in capital	44,223	44,150	44,350	0.2%	-0.3%
Retained earnings	88,960	87,128	80,038	2.1%	11.1%
Treasury stock	(1,743)	(1,828)	(3,260)	-4.6%	-46.5%
Accumulated other comprehensive income	13,924	14,241	10,761	-2.2%	29.4%

Total shareholders’ equity	145,364	143,691	131,889	1.2%	10.2%

Total liabilities and shareholders’ equity	$1,773,079	$1,741,197	$1,602,207	1.8%	10.7%

Ending shares outstanding	12,475,904	12,470,371	12,377,318

Book value per share	$11.65	$11.52	$10.66
Tangible book value per share (*)	$10.77	$10.64	$9.78

Capital Ratios
Tangible common equity / tangible assets (*)	7.63%	7.67%	7.61%
Leverage ratio	8.06%	8.03%	8.22%
Tier 1 risk based ratio	14.03%	14.10%	13.89%
Total risk based ratio	15.28%	15.36%	15.14%

Asset Quality
Non-accrual loans	$14,445	$18,557	$16,567
Loans 90+ days past due and accruing	357	454	441

Total non-performing loans	14,802	19,011	17,008
Other real estate owned	325	491	505

Total non-performing assets	$15,127	$19,502	$17,513

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$9,961	$8,726	$7,688
Non-performing TDR loans **	1,660	1,657	—

Total TDR loans	$11,621	$10,383	$7,688

Non-performing assets / Loans + OREO	1.63%	2.14%	2.06%
Non-performing assets / Total assets	0.85%	1.12%	1.09%
Allowance for loan losses / Loans	1.52%	1.50%	1.48%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited) December 31, 2012	(unaudited) September 30, 2012	December 31, 2011

Shareholders’ equity	$145,364	$143,691	$131,889
Less goodwill	10,946	10,946	10,821

Tangible common equity	$134,418	$132,745	$121,068

Total assets	$1,773,079	$1,741,197	$1,602,207
Less goodwill	10,946	10,946	10,821

Tangible assets	$1,762,133	$1,730,251	$1,591,386

Ending shares outstanding	12,475,904	12,470,371	12,377,318

Tangible book value per share	$10.77	$10.64	$9.78
Tangible common equity/Tangible assets	7.63%	7.67%	7.61%